                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        ALBANY MOLECULAR RESEARCH, INC.

     ALBANY MOLECULAR RESEARCH, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Albany Molecular Research, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 6, 1998.

     2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the original Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on August 6, 1998, as heretofore amended (the "Original Certificate of Incorporation"), and (i) was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by the stockholders, with the holders of a majority of the outstanding shares of the Corporation's common stock, par value $.01 per share, adopting this Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 242 of the DGCL and the terms of the Original Certificate of Incorporation, such holders being all of the holders of the Corporation's capital stock entitled to vote thereon.

     3. The text of the Original Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.


                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation is Albany Molecular Research, Inc.

                                  ARTICLE II
                                  ----------

                               REGISTERED OFFICE
                               -----------------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

                                    PURPOSE
                                    -------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Two Million One Hundred Thousand (52,100,000) shares, of which (a) One Hundred Thousand (100,000) shares shall be Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), (b) Fifty Million (50,000,000) shares shall be common stock, par value $.01 per share (the "Common Stock"), and (c) Two Million (2,000,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

     Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock.

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.


                   A.  SERIES A CONVERTIBLE PREFERRED STOCK
                       ------------------------------------

     1.   Designation; Ranking.  A total of 100,000 shares of the Corporation's
          --------------------
preferred stock shall be designated as Series A Convertible Preferred Stock (the "Convertible Preferred Stock").

     2.   Voting.  The Convertible Preferred Stock shall be non-voting, except
          ------
as required by the DGCL.

     3.   Dividends.  When and as the Board of Directors declares a dividend
          ---------
payment on the Corporation's Common Stock, the Board of Directors shall also declare a dividend on the Convertible Preferred Stock, such that each share of Convertible Preferred Stock shall receive 9/20 of the dividend paid on each share of Common Stock.

     4.   Liquidation.  Upon any liquidation, dissolution or winding up of the
          -----------
Corporation and it subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), the holders of Convertible Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Convertible Preferred Stock outstanding, and the holders of Convertible Preferred Stock will not be entitled to any further payment. If upon any such Liquidation Event, the Corporation's assets to be distributed among the holders of the Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Convertible Preferred Stock held by each such holder.

     The Liquidation Value of each share of Convertible Preferred Stock shall be $.75. The Corporation will mail written notice of such Liquidation Event, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Convertible Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a Liquidation Event within the meaning of this Section 4.

     5.   Conversion.
          ----------

          (a) Any holder of Convertible Preferred Stock may at any time convert all or any portion of the Convertible Preferred Stock (including any fraction of a share) held by such holder into a number of shares of the Corporation's Common Stock computed by dividing the number of shares of Convertible Preferred Stock to be converted by 2.22222.

          (b) The Corporation may, in conjunction with the issuance of Common Stock pursuant to a "public offering" or a private placement to persons other than executive officers of the Corporation that would increase the number of issued and outstanding shares by ten percent (10%) or more (before giving effect to the conversion of any convertible securities) require the holders of Convertible Preferred Stock to convert all of their Convertible Preferred Stock by sending written notice to all such holders specifying the conversion date. All Common Stock originally issued by the Corporation within any six month period shall be integrated for the purpose of determining whether the ten percent (10%) trigger referred to in the preceding sentence has been met. Any shares of Convertible Preferred Stock that are not delivered to the Corporation in response to the written notice on the conversion date specified therein shall lose all right to convert the Convertible Preferred Stock to Common Stock.

     The term "public offering" shall refer to the sale by the Corporation or a subsidiary of its Common Stock on a best efforts or a firm offering made by an investment banking firm acting as underwriter.

          (c) Each conversion of Convertible Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Convertible Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (d) As soon as practicable after a conversion has been effected, the Corporation will deliver to the converting holder:

               (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (ii) payment in an amount equal to all declared and unpaid dividends with respect to each share converted, which have not been paid prior thereto; and

               (iii) a certificate representing any shares of Convertible Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (e) If for any reason the Corporation is unable to pay any declared and unpaid dividends on the Convertible Preferred Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

          (f) If the issuance of certificates for shares of Common Stock upon conversion of Convertible Preferred Stock requires the payment of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, each holder of the Convertible Preferred Stock shall pay the amount of the issuance tax to the Corporation at the time the Corporation delivers the certificates to the holder.

          (g) The Corporation will not close its books against the transfer of Convertible Preferred Stock or of Common Stock issued or issuable upon conversion of Convertible Preferred Stock in any manner which interferes with the timely conversion of Convertible Preferred Stock.

     6.   Pre-emptive Rights.  The holders of Convertible Preferred Stock, in
          ------------------
the case of the proposed issuance of Common Stock, or granting by the Corporation of any rights or options to purchase any shares or other securities convertible into or carrying rights or options to purchase Common Stock (in each case, "Common Equity Shares"), shall, if the issuance of the Common Equity Shares proposed to be issued would adversely affect the unlimited dividend rights of such holders, have the right during a reasonable time and on reasonable conditions, both to be fixed by the Board of Directors, to purchase such Common Equity Shares in such proportions as shall be determined as provided below.

     The pre-emptive rights provided for in this Section 6 shall entitle the holders of Convertible Preferred Stock to purchase Common Equity Shares to be offered or optioned for sale as nearly as practicable in such proportions as would, if such pre-emptive rights were exercised (and after giving effect to the issuance and sale of the Common Equity Shares offered or optioned for sale), preserve the relative unlimited dividend rights of such holders and at a price or prices not less favorable than the price or prices at which such Common

Equity Shares are offered for sale to others, without deduction of such reasonable expenses of and compensation for the sale, underwriting or purchase of such Common Equity Shares by underwriters or dealers as may lawfully be paid by the Corporation. The price at which such Common Equity Shares are offered, if offered for consideration other than cash, shall equal the stated equivalent dollar amount in any document between the Corporation and the offeree or, if none is stated, by an independent appraiser.

     Notwithstanding anything contained herein, the pre-emptive rights provided for in this Section 6 will not apply to Common Equity Shares if they:

     (1)  Are to be issued by the Corporation to effect a merger;

     (2)  Are treasury shares;

     (3) Are to be issued under a plan of reorganization approved in a proceeding under any applicable act of Congress relating to reorganization of corporations;

     (4) Are, or may be converted to, not more than 2,250,000 shares of Common Stock and which are issued pursuant to any stock incentive plan to any employee.

     The Board of Directors shall cause to be given to each holder of Convertible Preferred Stock, a notice directed to it setting forth the time within which and the terms and conditions upon which the holder may purchase such Common Equity Shares. Such notice shall be given personally or by mail at least fifteen (15) days prior to the expiration of the period during which the holder shall have the right to purchase. All holders entitled to pre-emptive rights to whom notice shall have been given as aforesaid shall be deemed conclusively to have had a reasonable time in which to exercise their pre-emptive rights.

     7.   Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
          ---------------------------------------------------------------
capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." At least thirty (30) days prior to the consummation of any Organic Change, the Corporation will give written notice to each holder of Convertible Preferred Stock to insure that each of the holders of Convertible Preferred Stock has the opportunity immediately prior to such Organic Change to convert such holders' shares of Convertible Preferred Stock into Common Stock pursuant to the terms of the Corporation's Amended and Restated Certificate of Incorporation.

     8.   Registration of Transfer.  The Corporation will keep at its principal
          ------------------------
office a register for the registration of Convertible Preferred Stock. Upon the surrender of any certificate representing Convertible Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Convertible Preferred Stock represented by the surrendered certificate.

     9.   Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional
                                 --------
investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.


                               B.  COMMON STOCK
                                   ------------

     1.   Designation; Ranking.  A total of 50,000,000 shares of the
          --------------------
Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock").

     2.   Voting.
          ------

          (a)  Election of Directors.  The holders of Common Stock shall be
               ---------------------
     entitled to elect all of the Directors of the Corporation. Such Directors shall be the candidates receiving the highest number of affirmative votes entitled to be cast (with each holder entitled to cast one vote for or against each candidate with respect to each share held by such holder), with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above.

          (b)  Other Voting.  The holder of each share of Common Stock shall be
               ------------
     entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders upon any items submitted to a vote of stockholders.

     3.   Dividends.  The holders of Common Stock shall be entitled to receive
          ---------
dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

     4.   Liquidation.  Upon any Liquidation Event, after the payment or
          -----------
provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.


                       C.  UNDESIGNATED PREFERRED STOCK
                           ----------------------------

     1.   Authority to Issue.  Subject to any limitations prescribed by law, the
          ------------------
Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article C shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee.

     2.   Powers, Preferences, Rights, Qualifications, Limitations and
          ------------------------------------------------------------
Restriction of Each Series of Undesignated Preferred Stock.  The Board of
----------------------------------------------------------
Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting rights and powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The consideration for which the shares of such series shall be issued;

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.


                                   ARTICLE V
                                   ---------

                              STOCKHOLDER ACTION
                              ------------------

     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                  ARTICLE VI
                                  ----------

                                   DIRECTORS
                                   ---------

     1.   General.  The business and affairs of the Corporation shall be managed
          -------
by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2.   Election of Directors.  Election of Directors need not be by written
          ---------------------
ballot unless the By-laws of the Corporation shall so provide.

     3.   Terms of Directors.  The number of Directors of the Corporation shall
          ------------------
be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Chester J. Opalka and Frank W. Haydu III; the initial Class II Director of the Corporation shall be Donald E. Kuhla, Ph.D.; and the initial Class III Directors of the Corporation shall be Thomas E. D'Ambra, Ph.D. and Anthony P. Tartaglia, M.D. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, the initial Class II Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

     During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall automatically terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

     4.   Vacancies.  Subject to the rights, if any, of the holders of any
          ---------
series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors
             --------  -------
shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     5.   Removal.  Subject to the rights, if any, of any series of Undesignated
          -------
Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty,
(iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

                                  ARTICLE VII
                                  -----------

                            LIMITATION OF LIABILITY
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.


                                 ARTICLE VIII
                                 ------------

                             AMENDMENT OF BY-LAWS
                             --------------------

     1.   Amendment by Directors.  Except as otherwise provided by law, the By-
          ----------------------
laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2.   Amendment by Stockholders.  The By-laws of the Corporation may be
          -------------------------
amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that
              --------  -------
stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                  ARTICLE IX
                                  ----------

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total
--------  -------
votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of
Article V, Article VI, Article VII or Article IX of this Amended and Restated Certificate of Incorporation.

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

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of _____, 1999.

                                 ALBANY MOLECULAR RESEARCH, INC.



                                 By:_________________________________________
                                    Name:
                                    Title:

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